                                                                   Exhibit 10(d)


                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                    ---------------------------------------
                            PARTICIPATION AGREEMENT
                            -----------------------

     AMENDMENT NO. 1 TO AMENDED AND RESTATED PARTICIPATION AGREEMENT dated as of August 31, 2001 (this "AMENDMENT"). Reference is made to the Amended and Restated Participation Agreement dated as of October 31, 1995 and amended and restated as of November 30, 2000 (as may be further amended from time to time, the "PARTICIPATION AGREEMENT"), by and among Ferro Corporation, an Ohio corporation (the "COMPANY"); State Street Bank and Trust Company, a Massachusetts trust company ("SSBTC"), not in its individual capacity except as expressly stated herein, but solely as Trustee under the Declaration (herein, together with any successor trustee under the Declaration, the "Trustee"); the financial institutions named as purchasers on Schedule I thereto, and/or any assignee thereof who may, from time to time, become a party to the Participation Agreement pursuant to the terms thereof (collectively, the "Purchasers"); and Citibank, N.A. ("CITIBANK"), in its capacity as agent for the Purchasers thereunder.

                             PRELIMINARY STATEMENT

     A. The Company plans to purchase the electronic materials, performance pigments and colors, glass systems and cerdec ceramics divisions of dmc(2) Degussa Metals Catalysts Cerdec A.G. from OM Group, Inc., a Delaware corporation (the "DMC(2) ACQUISITION");

     B. In connection with the financing of the DMC(2) Acquisition, the Company will replace its existing credit facility and execute and deliver a new credit facility to be dated on or about August 31, 2001;

     C. The Company has requested that the Purchasers, the Trustee and the Agent agree to amend the Participation Agreement; and

     D. In connection therewith, the parties hereto desire to amend the Participation Agreement as set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

     1. DEFINITIONS. Except as otherwise expressly provided herein, capitalized terms used herein shall have the meanings set forth in Appendix A to the

Participation Agreement and the rules of construction set forth therein shall apply to this Amendment.

     2. AMENDMENTS TO SECTION 5 OF THE PARTICIPATION AGREEMENT. Section 5 of the Participation Agreement shall be amended as follows:

     (a) Section 5.01(a) of the Participation Agreement is hereby amended by:
(i) deleting each reference to "60 days" therein and inserting "50 days" in lieu thereof; (ii) deleting each reference to "120 days" therein and inserting "95 days" in lieu thereof, (iii) deleting each reference to "five days" therein and inserting "3 Business Days" in lieu thereof; and (iv) by deleting each reference to "15 days" therein and inserting "10 Business Days" in lieu thereof.

     (b) Section 5.01(i) of the Participation Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:


     "(i)(i) LEVERAGE RATIO. The Company will not permit the Leverage Ratio during any period set forth below to exceed the amount set forth opposite such period:









        PERIOD                       LEVERAGE RATIO

12/31/01 to 06/29/02                    4.75:1

06/30/02 to 09/29/02                    4.50:1

09/30/02 to 12/30/02                    4.00:1

12/31/02 to 06/29/03                    3.75:1

06/30/03 to 12/30/03                    3.25:1

12/31/03 and thereafter                 3.00:1


     "(ii) FIXED CHARGE COVERAGE RATIO. The Company will not permit the Fixed Charge Coverage Ratio for any Testing Period ending on a date set forth below to be less than the amount set forth opposite such date:

          DATE                                   FIXED CHARGE
                                                COVERAGE RATIO

        12/31/01                                   1.25:1

        03/31/02                                   1.35:1

        06/30/02                                   1.50:1

        09/30/02                                   1.75:1

        12/31/02                                   1.75:1

        03/31/03                                   2.00:1

        06/30/03                                   2.15:1

        09/30/03                                   2.25:1

        12/31/03                                   2.50:1

        03/31/04                                   2.50:1

        06/30/04                                   2.75:1

        09/30/04                                   2.75:1

        12/31/04                                   3.00:1

        03/31/05 and thereafter                    3.50:1



     "(c) Clauses (B), (C), and (D) of Section 5.01(j) of the Participation Agreement are hereby amended by deleting such clauses in their entirety and inserting the following clauses in lieu thereof.


     "(B) ASSET SALES IN PERMITTED RECEIVABLES PROGRAMS. The Company or any of its Subsidiaries may make any Asset Sale consisting of trade receivables and related collateral, credit support and similar rights, pursuant to one or more receivables programs, to a person who is not a Subsidiary of the Company; PROVIDED that (1) the consideration to be received by the Company and its Subsidiaries for any such Asset Sale consists of cash; (2) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (3) the aggregate outstanding balance of the trade receivables subject to all such programs at any point in time is not in excess of $300,000,000; PROVIDED that if at any time the Leverage Ratio is greater than 3.00 to 1.00 after giving pro forma effect to such receivables programs or the Index Debt Rating is not Investment Grade, the aggregate outstanding balance of the trade receivables subject to all such programs at such time may not exceed $200,000,000 (collectively, the "Permitted Receivables Programs").

     "(C) OTHER PERMITTED ASSET SALES. In addition to the Asset Sales permitted in clauses (A) and (B) above, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any of its Subsidiaries may make any other Asset Sale to a person who is not a Subsidiary of the Company; PROVIDED that:

     (1) in the case of any such Asset Sale or related series of Asset Sales where the fair value (as determined by management of the Company) of the property covered thereby exceeds $50,000,000 in the aggregate, at least 75% of the consideration to be received by the Company and its Subsidiaries consists of cash;

     (2) the cumulative aggregate consideration for all such Asset Sales completed during the calendar year ended December 31, 2001, or any subsequent calendar year, does not exceed $125,000,000 in the case of any such calendar year; and

     (3) in the case of any such transaction involving consideration in excess of $50,000,000, at least five Business Days prior to the date of completion of such transaction the Company shall have delivered to the Agent an officer's certificate executed on behalf of the Company by an Authorized Officer of the Company, which certificate shall contain (a) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, (b) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (c) which shall (if requested by the Agent) include a certified copy of the draft or definitive documentation pertaining thereto;

     For the avoidance of doubt, no amounts in respect of Asset Sales made in Permitted Receivables Programs pursuant to Section 5.01(j)(B) shall be included in any dollar computations pursuant to this section 5.01(j)(C)."


     (d) Section 5.01(p) of the Participation Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:


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



     "RESTRICTIONS ON ACQUISITIONS. The Company will not, and will not permit any Subsidiary to, consummate (a) Acquisitions for an aggregate consideration in excess of $50,000,000 in any fiscal year if, at the time of any such Acquisition, the Leverage Ratio would be greater than or equal to 3.00 to 1.00 after giving pro forma effect to such Acquisition, or (b) any single Acquisition for an aggregate consideration in excess of $75,000,000 for such Acquisition (PROVIDED that the aggregate amount of all Acquisitions consummated during the term of this Agreement does not exceed $300,000,000) if, at the time of such Acquisition, the Leverage Ratio would be less than 3.00 to 1.00 after giving pro forma effect to such Acquisition."

     (e) Section 5.01(q)(i) of the Participation Agreement is hereby amended by deleting the phrase "pursuant to Section 5.01(p)" therein.

     (f) Section 5.01(r) of the Participation Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

     "(r) INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Company or any of its Subsidiaries, EXCEPT:

         "(i) CREDIT DOCUMENTS. Indebtedness incurred under (i) the Company's Credit Agreement or (ii) the Company's 364-Day Credit Agreement dated on or about August 31, 2001 among the Company, the lenders named therein, Credit Suisse First Boston and National City Bank (the "Company's 364-Day Credit Agreement");

         "(ii) EXISTING INDEBTEDNESS. Existing Indebtedness and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); PROVIDED that any Existing Indebtedness set forth on Annex IV to the Company's Credit Agreement or Annex IV to the Company's 364-Day Credit Agreement otherwise referred to in section 6.1 therein as being intended to be refinanced by Indebtedness incurred under the Company's Credit Agreement and the Company's 364-Day Credit Agreement or otherwise retired, may not be otherwise refinanced;

         "(iii) INTERCOMPANY DEBT. Unsecured Indebtedness of (A) the Company owed to any of its Subsidiaries and (B) any of the Company's Subsidiaries owed to the Company or to another Subsidiary of the Company;

         "(iv) HEDGE AGREEMENTS. Indebtedness of the Company and its Subsidiaries under Hedge Agreements;

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         "(v) ADDITIONAL UNSECURED INDEBTEDNESS. Additional unsecured
Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

         "(vi) PERMITTED RECEIVABLES PROGRAMS. Indebtedness incurred under the Permitted Receivables Programs;

         "(vii) BOND ISSUANCES. Indebtedness incurred in connection with the issuance by the Company of public or private debt securities; and

         "(viii) ADDITIONAL INDEBTEDNESS AND GUARANTY OBLIGATIONS. Additional Indebtedness and Guaranty Obligations of the Company and/or any of its Subsidiaries not otherwise permitted pursuant to the foregoing clauses, without limitation as to aggregate amount; PROVIDED that at the time of incurrence thereof and after giving effect thereto, (A) no Event of Default shall have occurred and be continuing or shall result therefrom, (B) if such Indebtedness or Guaranty Obligation is secured by any collateral, such Indebtedness is permitted by Section 5.01(p), and (C) the Company would have been in compliance with the covenants contained in Section 5.01(i)(i) and Section 5.01(i)(ii) if such Indebtedness had been incurred at the beginning of the most recent Testing Period for which financial information has been furnished to the Purchasers hereunder, and such Indebtedness remained outstanding throughout such Testing Period; PROVIDED, FURTHER, that if, at the time of incurrence of such Indebtedness and after giving pro forma effect thereto, the Leverage Ratio is greater than 3.00 to 1.00 or the Index Debt Rating is not Investment Grade, the Company and its Subsidiaries may only incur and suffer to exist up to $50,000,000 in aggregate principal amount of such additional Indebtedness and Guaranty Obligations; PROVIDED, FURTHER, that, in any event, the amount of secured Indebtedness permitted hereunder, other than in connection with any Permitted Receivables Program, shall not exceed $20,000,000 at any time outstanding."

     (g) Section 5.01(s) of the Participation Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

     "NO STOCK REPURCHASES WHILE INDEX DEBT RATING IS NOT INVESTMENT GRADE, ETC. The Company will not, at any time when its Index Debt Rating is not Investment Grade, directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of (i) any shares of Capital Stock (other than the Series A ESOP Convertible Preferred Stock of the Company) of any class of the Company (other than for a consideration consisting solely of Capital Stock of the same class of the Company), or (ii) any warrants, rights or options to acquire, or any securities convertible into or exchangeable for, any Capital Stock

(other than the Series A ESOP Convertible Preferred Stock of the Company) of the Company."

     (h) Section 5.01 of the Participation Agreement is hereby amended by adding the following clauses immediately after Section 5.01(u):

     "(v) RESTRICTED PAYMENTS. The Company will not declare, pay or make any payment, dividend, distribution or exchange (in cash, property or obligations) on or in respect of any class of Capital Stock (now or hereafter outstanding) of the Company or on any warrants, options or other rights with respect to any class of Capital Stock (now or hereafter outstanding) of the Company (other than (i) dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock and (ii) splits or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of any shares of any class of Capital Stock (now or hereafter outstanding, other than the Series A ESOP Convertible Preferred Stock of the Company) of the Company, or warrants, options or other rights with respect to any class of Capital Stock (now or hereafter outstanding, other than the Series A ESOP Convertible Preferred Stock of the Company) of the Company (the foregoing prohibited acts being herein collectively referred to as "Restricted Payments") in an amount in excess of $30,000,000 in the aggregate in any fiscal year if, at any time during such fiscal year, the Leverage Ratio is greater than 3.00 to
1.00 after giving pro forma effect to such Restricted Payments.

     "(w) RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, (ii) its ability to amend or otherwise modify any Credit Document or (ii) the ability of any Subsidiary to make any payments, directly or indirectly, to the Company, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments. The foregoing prohibitions shall not apply to restrictions contained (A) in any Credit Document or (ii) in the case of clause (i), any agreement governing any Indebtedness permitted by this Section 5.1 as to the assets financed with the proceeds of such Indebtedness."

     "(x) CONTINGENT SECURED OBLIGATIONS. The Company will enter into any agreements contemplated by Section 8.14 of the Company's Credit Agreement and
Section 8.14 of the Company's 364-Day Credit Agreement in the event that the Company's Index Debt Rating is not Investment Grade. Such agreements shall provide National City Bank (as administrative agent under the Company's Credit Agreement) with a first priority perfected Lien (subject to Permitted Liens) in the (i) Principal

Domestic Manufacturing Properties of each of the Company and any Subsidiary and
(ii) the Capital Stock of the Company's Domestic Subsidiaries (collectively, the "CONTINGENT SECURED OBLIGATIONS"). In connection therewith, each of the Purchasers, the Trustee and the Agent hereby appoint National City Bank (in its capacity as administrative agent under the Company's Credit Agreement and the Company's 364-Day Credit Agreement) as its collateral agent in connection with the Contingent Secured Obligations. Citibank shall act as administrative agent for the Purchasers and in such role is hereby authorized to enter into any intercreditor agreements in connection with the sharing by the Purchasers of the Contingent Secured Obligations as contemplated by Section 8.14 of the Company's Credit Agreement and Section 8.14 of the Company's 364-Day Credit Agreement."

     3. AMENDMENTS TO SECTION 7 OF THE PARTICIPATION AGREEMENT.

     (a) Section 7.01(a) of the Participation Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

     "(a) The Company shall (i) fail to observe or perform any covenant contained in Sections 5.01(a)(iii), 5.01(d)(ii), 5.01(i), 5.01(j), 5.01(p),
5.01(q), 5.01(u), 5.01(v) or 5.01(w) hereof, (ii) not comply with any of its payment obligations under Section 9.15(c) hereof within five Business Days after its receipt of a written demand by an Indemnified Party, (iii) not comply with any of its other obligations under Section 9.15 hereof in a timely manner or
(iv) shall fail to satisfy any obligation subsequent contained in Section 2.03 within the time periods therein provided."

     4. AMENDMENT TO SCHEDULE II TO THE PARTICIPATION AGREEMENT.

     (a) Schedule II to the Participation Agreement is hereby amended by deleting such schedule in its entirety and inserting the schedule set forth on EXHIBIT A hereto in lieu thereof.

     5. AMENDMENTS TO APPENDIX A TO THE PARTICIPATION AGREEMENT.

     (a) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Acquisition" in its entirety and inserting the following in lieu thereof:

     "'ACQUISITION' shall mean shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any assets, facilities and/or businesses operated by any person who is not a Subsidiary of the Company, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such Person (whether by merger, stock purchase or otherwise)."

     (b) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Applicable Margin" in its entirety and inserting the following in lieu thereof:

     "'Applicable Margin' means

     (i) with respect to the A-Notes:

     (a) on each date that the Applicable Rate is determined by reference to the LIBO Rate, the rate per annum set forth opposite the heading "A Notes" and under the subheading "LIBO Rate" on the Pricing Grid, based upon the Index Debt Rating applicable on such date; and

     (b) on each date that the Applicable Rate is determined by reference to the Base Rate, the rate per annum set forth opposite the heading "A Notes" and under the subheading "Base Rate" on the Pricing Grid, based upon the Index Debt Rating applicable on such date;

     (ii) with respect to the B-Notes:

     (a) on each date that the Applicable Rate is determined by reference to the LIBO Rate, the rate per annum set forth opposite the heading "B Notes" and under the subheading "LIBO Rate" on the Pricing Grid, based upon the Index Debt Rating applicable on such date; and

     (b) on each date that the Applicable Rate is determined by reference to the Base Rate, the rate per annum set forth opposite the heading "B Notes" and under the subheading "Base Rate" on the Pricing Grid, based upon the Index Debt Rating applicable on such date; and

     (iii) with respect to the Certificates:

     (a) on each date that the Applicable Rate is determined by reference to the LIBO Rate, the rate per annum set forth opposite the heading "Certificates" and under the subheading "LIBO Rate" on the Pricing Grid, based upon the Index Debt Rating applicable on such date; and

     (b) on each date that the Applicable Rate is determined by reference to the Base Rate, the rate per annum opposite the heading "Certificates" and under the subheading "Base Rate" on the Pricing Grid, the Index Debt Rating applicable on such date;

     provided that:

     (A) as of the effective date of the Company's Credit Agreement (herein, the "Effective Date"), until changed hereunder in accordance with the following provisions, the Applicable Margin will be determined by reference to Level 3 (as set forth on the Pricing Grid); provided that, during the six month period following the Effective Date, the Applicable Margin shall be subject to increases and not to decreases based on a decline in the Index Debt Rating, in accordance with the Pricing Grid;

     (B) notwithstanding the above provisions, during any period when a Default under Section 7.01 or an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the Pricing Grid, regardless of the then Index Debt Rating;

     (C) for purposes of determination of the Applicable Margin, (1) if either Moody's or S&P shall not have in effect an Index Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Level 5 (as set forth on the Pricing Grid); (2) if the Index Debt Rating shall fall within different Levels (as set forth on the Pricing Grid), the Applicable Margin shall be based on the lower of the two ratings; and (3) if the Index Debt Rating shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Purchasers shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation;

     (D) any changes in the Applicable Margin shall be determined by the Agent in accordance with the above provisions and the Agent will promptly provide notice of such determinations to the Company and the Purchasers. Any such determination by the Agent shall be conclusive and binding absent manifest error; and

     (E) any time during which the Leverage Ratio is greater than or equal to
3.5 to 1.00, the Applicable Margin shall be increased by 25.0 basis points, and at any time during which the Leverage Ratio is greater than or equal to 4.0 to 1.00, the Applicable Margin shall be increased by an additional 25.0 basis points."

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     (c) Appendix A to the Participation Agreement is hereby amended by adding the following definition after the definition of "Capitalized Lease
Obligations."

     "'Capital Stock' means, (a) in the case of a corporation, any and all capital or corporate stock, including shares of preferred or preference stock of such corporation, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in respect of corporate or capital stock, (c) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person."

     (d) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Change of Control" in its entirety and inserting the following in lieu thereof:

     "'Change of Control' shall mean and include any of the following:

         (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors (x) whose election by the Company's Board of Directors was, or (y) whose nomination for election by the Company's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

         (ii) any person or group (as such term is defined in section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company and the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Company's capital stock; and/or

         (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company's assets."

         (e) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Company's Credit Agreement" in its entirety and inserting the following in lieu thereof:

         "'COMPANY'S CREDIT AGREEMENT' means that certain Five Year Credit Agreement dated on or about August 31, 2001 among the Company the lenders named therein; Credit Suisse First Boston, as syndication agent, joint lead arranger and sole book running manager; and National City Bank as administrative agent, swing line lender, letter of credit issuer and joint lead arranger."

         (f) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Consolidated EBITDA" in its entirety and inserting the following in lieu thereof:

         "'CONSOLIDATED EBITDA' shall mean, for any period, Consolidated Net Income for such period; PLUS (A) the sum, without duplication, of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Fixed Charges (other than dividends), (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation Expense, (iv) Consolidated Amortization Expense, (v) non-cash losses and charges which are properly classified as extraordinary or nonrecurring (including any charges relating to the Company's 2001 severance program in an aggregate amount not to exceed $7,000,000 and any restructuring and integration charges arising out of the DMC(2) Acquisition in an aggregate amount not to exceed $30,000,000), and (vi) Expense Payments; LESS
(B) gains on sales of assets (excluding sales in the ordinary course of business) and other gains which are properly classified as extraordinary or nonrecurring; all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         Notwithstanding the foregoing, in determining Consolidated Net Income for purposes of this definition there shall be excluded therefrom (i) the income (or loss) of any entity (other than Subsidiaries of the Company) in which the Company or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries during such period, and (ii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         In addition and notwithstanding the foregoing, the Company's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Company for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Company, for the portion of such Testing Period prior to the date of disposition; PROVIDED that, with respect to the appropriate financial items for the Ferro Divisions, in computing Consolidated EBITDA for the period ending on the last day of (i) the fourth fiscal quarter of the 2001 fiscal year, such financial items shall be those for the fourth fiscal quarter of the 2001 fiscal year MULTIPLIED by four, (ii) the first fiscal quarter of the 2002 fiscal year, such financial items shall be those for the fourth fiscal quarter of the 2001 fiscal year and the first fiscal quarter of the 2002 fiscal year MULTIPLIED by two, (iii) the second fiscal quarter of the 2002 fiscal year, such financial items shall be those for the fourth fiscal quarter of the 2001 fiscal year, the first fiscal quarter of the 2002 fiscal year and the second fiscal quarter of the 2002 fiscal year MULTIPLIED by 1.333."

         (g) Appendix A to the Participation Agreement is hereby amended by adding the following definition after the definition of "Consolidated EBITDA":

         "'CONSOLIDATED FIXED CHARGES' shall mean, for any period, the sum of
(a) Consolidated Interest Expense during such period, PLUS (b) financing expenses paid in connection with Permitted Receivables Programs during such period, PLUS (c) all Capital Lease and Synthetic Lease expenses paid during such period, PLUS (d) dividends paid by the Company during such period."

         (h) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Consolidated Interest Expense" in its entirety and inserting the following in lieu thereof:

         "'CONSOLIDATED INTEREST EXPENSE' shall mean, for any period, total interest expense (including that which is capitalized, that which is in connection with Capital Leases or Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Stock) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, but EXCLUDING, HOWEVER, any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness."

         (i) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Consolidated Total Debt" in its entirety.

         (j) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Credit Documents" in its entirety and inserting the following in lieu thereof:

         "'CREDIT DOCUMENTS' shall have the meanings set forth in each of the Company's Credit Agreement and the Company's 364-Day Credit Agreement.

         (k) Appendix A to the Participation Agreement is hereby amended by adding the following definition after the definition of "Construction Schedule":

         "'CONTINGENT SECURED OBLIGATIONS' has the meaning set forth in Section 5.01(x) of the Participation Agreement."

         (l) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Debt" in its entirety and inserting the following in lieu thereof:

         "'DEBT' shall mean, on any date, without duplication, the outstanding principal amount of all Indebtedness of the Company and its Subsidiaries of the type referred to in clause (i) (which, in the case of the Loans (as defined in the Company's Credit Agreement), shall be deemed to equal the average daily outstanding amount of such Loans for the fiscal quarter ending on the date of determination LESS the amount of any such Loans prepaid during such fiscal quarter pursuant to section 5.2 of the Company's Credit Agreement), clause (ii), clause (iii), clause (iv) (which shall include only the face amount of letters of credit that have been drawn), clause (v), clause (vi), clause (vii), clause
(viii) and clause (xii), in each case of the definition of Indebtedness (exclusive of intercompany Indebtedness between the Company and any of its Subsidiaries or between any Subsidiaries of the Company) and, without duplication, any Guaranty Obligation in respect of any of the foregoing."

         (m) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Existing Indebtedness" in its entirety and inserting the following in lieu thereof:

         "'EXISTING INDEBTEDNESS' shall mean all Indebtedness of the Company and each of its Subsidiaries, on a consolidated basis, listed on Annex IV to the Company's Credit Agreement and Annex IV to the Company's 364-Day Credit Agreement, which (i) has an outstanding principal amount of at least $5,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Company or any Subsidiary, and which will be outstanding on the closing date of either of the Company's Credit Agreement or the Company's 364-Day Credit Agreement (the "Credit Agreement Closing Date") after giving effect to any borrowing thereunder which is expected to be made on the Credit Agreement Closing Date, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on any such Annex IV, the "Existing Indebtedness").

         (n) Appendix A to the Participation Agreement is hereby amended by adding the following definition after the definition of "Fee Parcels":

         "'FERRO DIVISIONS' means the electronic materials, performance pigments and colors, glass systems and cerdec ceramics divisions of dmc(2) Degussa Metals Catalysts Cerdec A.G. purchased by the Company from OM Group, Inc., a Delaware corporation on or about August 31, 2001."

         (o) Appendix A to the Participation Agreement is hereby amended by adding the following definition after the definition of "First Amendment to Lease":

         "'FIXED CHARGE COVERAGE RATIO' shall mean, on any date, the ratio of
(i) Consolidated EBITDA for the then most recent Testing Period, LESS capital expenditures determined in accordance with GAAP made during such Testing Period to (b) Consolidated Fixed Charges for the then most recent Testing Period."

         (p) Appendix A to the Participation Agreement is hereby amended deleting clauses (xi), (xii) and (xiii) within the definition of "Indebtedness" and inserting the following clauses in lieu thereof:

         "(xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and other than in connection with any Permitted Receivables Program;

         (xii) all obligations (other than intercompany obligations) of such Person pursuant to any Permitted Receivables Program;

         (xiii) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person; and

         (xiv) all Guaranty Obligations of such Person."

         (q) Appendix A to the Participation Agreement is hereby amended by adding the following definition after the definition of "Index Debt":

         "'INDEX DEBT RATING' shall mean, as of any date, the rating of the Company's Index Debt, as given by S&P or Moody's in their regular rating reports."

         (r) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Investment Grade" in its entirety and inserting the following in lieu thereof:

         "'INVESTMENT GRADE' shall mean, with respect to Index Debt at any date of determination, that such Index Debt is rated by both Moody's and S&P and that the Index Debt Rating is not lower than Baa3 from Moody's and not lower than BBB- from S&P."

         (s) Appendix A to the Participation Agreement is hereby amended by adding the following definition after the definition of "Lessor Termination Notice":

         "'LEVERAGE RATIO' shall mean, on any date, the ratio of (a) total Debt outstanding on such date to (b) Consolidated EBITDA for the then most recent Testing Period."

         (t) Appendix A to the Participation Agreement is hereby amended by deleting clause (a) within the definition of "Material Adverse Effect" and inserting the following in lieu thereof thereof:

               "(a) the business, operations, property, assets, liabilities, or condition (financial or otherwise) or prospects of the Company and the Ferro Divisions or the Company and its Subsidiaries taken as a whole;".

         (u) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Permitted Liens" in its entirety and inserting the following in lieu thereof:

         "'PERMITTED LIENS' shall mean:

         (i) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Company or one or more of its Subsidiaries by appropriate proceedings;

         (ii) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by the Company or one or more of its Subsidiaries by appropriate proceedings;

         (iii) Liens in favor of Purchasers under this Agreement and the Lenders under the Company's Credit Agreement;

         (iv) easements, rights-of-way, restrictions and other similar encumbrances on the Real Property of the Company or one or more of its Subsidiaries incurred in the ordinary course of business that individually or in the aggregate are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (v) Liens incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, trade contracts (other than for Debt), surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $500,000), bids, leases that are not Capital Leases, performance bonds, sales contracts and other similar obligations, deposits securing liability to insurance carriers under insurance or self-insurance arrangements, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect;

         (vi) Liens existing upon the date hereof;

         (vii) Liens securing obligations incurred to finance the deferred purchase price of property; PROVIDED that (i) such Liens shall be created within 120 days after the acquisition of such property, (ii) such Liens do not at any time encumber any property other than the property financed by such obligations,
(iii) the amount of the obligation secured thereby is not increased, and (iv) the principal amount of an obligation secured by any such Lien shall at no time exceed the lesser of (A) 100% of the original purchase price of such property and (B) the fair value (as determined in good faith by the Board of Directors of the Company) of such property at the time it was acquired;

         (viii) Liens securing obligations assumed in connection with acquisitions made in accordance with 5.01(p); PROVIDED that (i) such Liens exist at the time of the acquisition and were not created in anticipation thereof,
(ii) any such Lien is not spread to cover any additional property or assets after the time of such acquisition, and (iii) the amount of the obligation secured by any such Lien is not increased;

         (ix) judgment Liens to the extent the entry of such judgment does not constitute a Default or Event of Default under the terms of this Agreement;

         (x) Liens created in connection with the Permitted Receivables Programs; and

         (xi) Liens (not otherwise permitted hereunder) that secure obligations not exceeding (as to the Company and its Subsidiaries) $5,000,000 in the aggregate at any time outstanding; PROVIDED that such Liens are limited to assets other than accounts."

         (v) Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Permitted Receivables Program" in its entirety and inserting the following in lieu thereof:

         "'PERMITTED RECEIVABLES PROGRAM' shall have the meaning provided in
Section 5.01(j)(B)."

         (w) Appendix A to the Participation Agreement is hereby amended by adding the following definition after the definition of "Prescribed Forms":

         "'PRICING GRID' means the pricing grid attached as Schedule II to the Participation Agreement."

         (x) Appendix A to the Participation Agreement is hereby amended by adding the following to the end of the definition of "Redeemable Stock":

         "; provided that Redeemable Stock shall not include the Series A ESOP Convertible Preferred Stock of the Company."

         (y) Appendix A to the Participation Agreement is hereby amended by adding the following definitions after the definition of "Qualified Sale":

         "'REAL PROPERTY' of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including leaseholds."

         (z) Appendix A to the Participation Agreement is hereby amended by adding the following definitions after the definition of "Residual Guaranty":

         "'RESTRICTED PAYMENTS' has the meaning set forth in Section 5.01(v) of the Participation Agreement." and

         "'RESTRICTIVE AGREEMENTS' has the meaning set forth in Section 5.01(w) of the Participation Agreement."

         6. AUTHORIZATION AND DIRECTION. Each of the Purchasers hereby authorizes and directs the Trustee to execute and deliver this Amendment and all other documents and instruments to be executed by the Trustee in connection with this Amendment.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers, the Trustee, and the Agent that as of the date hereof:

         (a) all of the representations and warranties of the Company set forth in the Operative Documents, as amended by this Amendment, are true and correct in all material respects; and

         (b) no Default, Event of Default, or Environmental Event has occurred and is continuing.

         8. RATIFICATION AND CONFIRMATION; Full Force and Effect. (a) Except as specifically amended hereby, the Participation Agreement and the other Operative Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms. Each reference in the Operative Documents or in any other documents delivered in connection therewith to the Participation Agreement shall (unless otherwise specifically provided) mean the Participation Agreement as amended by this Amendment, and as hereafter amended or restated.

         9. EFFECTIVENESS. This Amendment shall be effective upon the execution and delivery of this Amendment by the parties hereto and at such time as all conditions to the making of loans pursuant to each of (i) the Company's Credit Agreement and (ii) the Company's 364-Day Credit Agreement have been satisfied or waived in accordance with the terms of each such agreement.

         10. GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, including section 5-1401 of the New York general obligations law (or any similar successor provision thereto) but excluding all other conflict-of-laws rules.

         11. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which taken together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.



                           [SIGNATURE PAGES FOLLOW]

            SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED
                               PARTICIPATION AGREEMENT



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                                 FERRO CORPORATION

                                 By:
                                    ---------------------------------
                                      Name:
                                      Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED
                         PARTICIPATION AGREEMENT



                         STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, except as expressly stated herein, but solely as Trustee

                         By:
                            ----------------------------------------
                              Name:
                              Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED
                         PARTICIPATION AGREEMENT



                           CITICORP USA, Inc.,
                               as Note Purchaser and Certificate Purchaser

                           By:
                              ----------------------------------------
                              Name:
                              Title:



                           CITIBANK, N.A., as Agent


                           By:
                              ----------------------------------------
                              Name:
                              Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED
                         PARTICIPATION AGREEMENT





                           BANK HAPOALIM B.M.,
                               as Note Purchaser and Certificate Purchaser


                           By:
                              ----------------------------------------
                              Name:
                              Title:


                           By:
                              ----------------------------------------
                              Name:
                              Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED
                         PARTICIPATION AGREEMENT





                           BANK ONE, N.A., as Note Purchaser

                           By:
                              ----------------------------------------
                              Name:
                              Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED
                         PARTICIPATION AGREEMENT





                           NATIONAL CITY BANK, as Note Purchaser


                           By:
                              ----------------------------------------
                              Name:
                              Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED
                         PARTICIPATION AGREEMENT





                           KEY BANK NATIONAL ASSOCIATION,
                               as Note Purchaser


                           By:
                              ----------------------------------------
                              Name:
                              Title:

                                                                      EXHIBIT A


                                   SCHEDULE II
                to Amended and Restated Participation Agreement,
                          dated as of November 30, 2000


                                 LEVEL 1             LEVEL 2             LEVEL 3             LEVEL 4                  LEVEL 5

  Index Debt Rating(*)           Company's long      Company's long      Company's long      Company's long           Company's long
                                 term senior         term senior         term senior         term senior              term senior
                                 unsecured debt is   unsecured debt is   unsecured debt is   unsecured debt           unsecured debt
                                 rated at least      rated at least      rated at least      is rated at least        is rated less
                                 BBB+ by S&P OR      BBB by S&P OR       BBB- by S&P OR      BB+ by S&P OR            than Level 4
                                 Baa1 by Moody's     Baa2 by Moody's     Baa3 by Moody's     Ba1 by Moody's           or unrated

  APPLICABLE MARGIN
  (basis points per annum)

       A-Notes                     LIBO Rate           LIBO Rate             LIBO Rate             LIBO Rate           LIBO Rate
                                   ---------           ---------             ---------             ---------           ---------
                                     110.0               135.0                  160.0                210.0               260.0

                                   Base Rate           Base Rate             Base Rate             Base Rate           Base Rate
                                   ---------           ---------             ---------             ---------           ---------
                                       0.                   0.                  12.5                  57.0              100.0

       B-Notes                     LIBO Rate           LIBO Rate             LIBO Rate             LIBO Rate           LIBO Rate
                                   ---------           ---------             ---------             ---------           ---------
                                     120.0                145.0                  170.0                220.0              270.0

                                   Base Rate           Base Rate             Base Rate             Base Rate           Base Rate
                                   ---------           ---------             ---------             ---------           ---------
                                       0.                  0.                    12.5                  57.0              100.0

       Certificates                LIBO Rate           LIBO Rate             LIBO Rate             LIBO Rate           LIBO Rate
                                   ---------           ---------             ---------             ---------           ---------
                                     300.0               300.0                  325.0                375.0                425.0

                                   Base Rate           Base Rate             Base Rate             Base Rate           Base Rate
                                   ---------           ---------             ---------             ---------           ---------
                                      225                 225                   245.0                280.0                320.0


----------

(*) see definition of "Applicable Margin".